INSIGNIA FINANCIAL GROUP, INC.

                  One Insignia Financial Plaza o P.O. Box 1089
                        Greenville, South Carolina 29602
                                 (803) 239-1000

                                           August 13, 1993

Metropolitan Asset Enhancement, L.P.
One Insignia Financial Plaza
Greenville, South Carolina 29602

Gentlemen:

     We are pleased to set forth the terms of the retention of Insignia Financial Group, Inc. and its subsidiaries ("Insignia") by Metropolitan Asset Enhancement, L.P. ("MAE"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Securities Purchase Agreement, dated as of May 27, 1992, as amended, by and among Insignia Financial Group, Inc., Metropolitan Acquisition Partners IV, L.P., and M-VI Limited Liability Company (then known as IFG Limited Liability Company). The parties hereto understand and agree that this Agreement supersedes all previous agreements between the parties hereto with respect to the subject matter hereof including, without limitation, that certain Agreement, dated April 15, 1993, between the parties hereto (the "Prior Agreement") in its entirety, and that the Prior Agreement shall be of no further force or effect upon the execution and delivery of this Agreement by the parties hereto.

     1. From the date hereof to the Termination Date (as hereinafter defined), Insignia will assist MAE as its advisor and agent in connection with MAE's acquisition, asset management, property management, and securitization activities, and in connection therewith shall perform all services relating to the foregoing (the "Financial Services"), which Financial Services shall include, without limitation, preparation of audits of MAE's financial statements, preparation of MAE's tax returns, analysis and consummation of distributions to the partners in MAE, the rendering of advice regarding dispositions of assets by MAE, analyses of the tax status of and tax planning for MAE, preparation and distribution of correspondence from MAE to its partners, and other administrative services.

     2. From the date hereof to the Termination Date, Insignia shall render to MAE full investment banking, financial advisory, recapitalization, asset restructuring, securitization, and mortgage banking services. As sole compensation for the provision of such services, Insignia shall receive Incentive Management Fees and Transaction Fees. For purposes of this Agreement,
(a) "Incentive Management Fees" shall be defined as fifty percent (50%) of all Net Proceeds (as hereinafter defined) with respect to assets acquired by MAE on and after the date hereof and prior to the Termination Date; provided, however, that the


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August 13, 1993


Incentive Management Fee with respect to any such asset shall be 75% of all such Net Proceeds if Insignia provided financing to MAE in accordance with
Section 3 hereof in connection with MAE's acquisition of such asset; and (b) "Transaction Fees" shall be defined as fees payable to Insignia by MAE in connection with specific transactions, which fees shall be negotiated on a case-by-case basis. As used herein, "Net Proceeds," with respect to any such asset, shall mean (i) the total aggregate proceeds actually realized by MAE from the sale of such asset, net of (v) all principal of and accrued interest upon any indebtedness secured in whole or in part by such asset to the extent repaid with such proceeds, (w) all federal, state, and local taxes paid by the seller of such asset with respect to such sale, (x) all costs and other expenses, including, without limitation, accounting fees, legal fees and disbursements, survey fees, title fees, and recording fees, incurred by the seller of such asset with respect to such sale, (y) all payments made hereunder with respect to such sale other than the Incentive Management Fee, and (z) all of such proceeds paid to any person who is not then an Affiliate of MAE pursuant to any equity participation arrangement, (ii) the total aggregate proceeds actually realized by MAE from any refinancing of such asset, net of (v) all principal of and accrued interest upon any indebtedness secured in whole or in part by such asset to the extent repaid with such proceeds, (w) all federal, state, and local taxes paid by the owner of such asset with respect to such refinancing, (x) all costs and other expenses, including, without limitation, accounting fees, legal fees and disbursements, survey fees, title fees, and recording fees, incurred by the owner of such asset with respect to such refinancing, (y) all payments made hereunder with respect to such refinancing other than the Incentive Management Fee, and (z) all of such proceeds paid to any person who is not then an Affiliate of MAE pursuant to any equity participation arrangement, and (iii) all of the net cash flow of such asset actually received by MAE. Nothing contained herein shall preclude Insignia from collecting asset fees or property management fees from assets controlled by MAE if Insignia is a party to a contract between Insignia and such asset or the owner thereof.

     3. MAE and Insignia agree that, in the event either obtains an opportunity to acquire interests in real estate or in entities which own or control real estate, Insignia shall be granted the first right to acquire such interests. MAE and Insignia further agree that, if Insignia elects not to acquire such interests, but MAE does elect to acquire such interests and Insignia elects to provide any financing to MAE for such acquisition, such financing shall be by means of loans, bearing interest at a rate equal to the rate then paid by Insignia on any revolving credit facility (or, if Insignia then has no such facility, the rate Insignia estimates in good faith it would pay on such a facility) and containing such other terms as shall be approved by a majority of the directors of Insignia then in office who are neither (a) officers of Insignia, or (b) partners (or officers, directors, or principal stockholders of partners) of MAE of any of its partners (collectively, the "Independent Directors"). Notwithstanding any provision of this Agreement to the contrary, the parties hereto understand and agree that (i) MAE may request that Insignia provide financing to MAE for any asset owned by MAE on the date hereof (an "Existing Asset"), (ii) if Insignia elects to



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provide any financing to MAE for an Existing Asset on and after the date hereof, such financing shall be by means of loans, bearing interest at a rate equal to the rate then paid by Insignia on any revolving credit facility (or, if Insignia then has no such facility, the rate Insignia estimates in good faith it would pay on such a facility) and containing such other terms as shall be approved by a majority of the Independent Directors, and (iii) in the event that Insignia provides any such financing to MAE for any Existing Asset on or after the date hereof, Insignia shall receive Existing Asset Incentive Management Fees (as hereinafter defined) with respect to such Existing Asset on and after the date that Insignia so provides such financing. For purposes of this Agreement, "Existing Asset Incentive Management Fees" shall be defined as fifty percent (50%) of all Net Proceeds with respect to any such Existing Asset. Insignia agrees that it shall be responsible for, and shall indemnify and hold harmless MAE and its subsidiaries against any liability on account of, the bank indebtedness incurred jointly by Insignia and a subsidiary of MAE in connection with the acquisition of assets from Angeles Corporation and certain of the affiliates thereof.

     4. As additional consideration for the performance by Insignia of Financial Services for MAE, MAE agrees:

     (a) to cause, and to cause each of its Subsidiaries and Control Affiliates (as hereinafter defined) to cause, Insignia to be retained (directly or by assignment of a management agreement (a "Pre-Existing Agreement") in existence on the date hereof or the date a property becomes a Controlled Property or a Managed Property (each as hereinafter defined)) as manager of all Controlled Properties and Managed Properties, until the termination of this Agreement pursuant to Section 8 hereof, unless (i) MAE or such Subsidiary or Controlled Affiliate does not possess the power to cause Insignia to be so retained, (ii) assignment of a management contract is prohibited by a pre-existing condition in such Pre-Existing Agreement, provided that MAE shall or shall cause such Subsidiary or Controlled Affiliate to use its reasonable efforts to cause such pre-Existing Agreement to terminate as soon as possible and thereafter to cause Insignia to be retained in accordance with this Section 4(a), (iii) a Pre-Existing Agreement has a non-renewable term of 30 days or less, or (iv) MAE determines that so retaining Insignia in such instance could cause MAE or such Subsidiary or Controlled Affiliate to violate any of its fiduciary duties;

     (b) that, until the Termination Date, it will not, and will not permit any of its Subsidiaries or Controlled Affiliates to, acquire any ownership interest in real property (or in a person that has an ownership interest in real property), unless in compliance with Section 4(a) hereof; and

     (c) that it will not, and will not permit any of its Subsidiaries or Controlled Affiliates to, dispose of any asset which represents a direct or indirect interest in a Controlled Property or a Managed Property unless the sum (the "Insignia Payment") of (i) the proceeds of such disposition that are attributable to Insignia with respect to its limited partnership




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Metropolitan Asset Enhancement, L.P.
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August 13, 1993


interest in MAE, (ii) any brokerage or other fees paid to Insignia in connection with such disposition, and (iii) any incentive fees or other participations (including, without limitation, Incentive Management Fees and Transaction Fees) payable to Insignia upon the disposition of such asset, is equal to or greater than 150% of the Annualized Fees (as hereinafter defined) with respect to such asset; provided, however, that (x) MAE or such Subsidiary or Controlled Affiliate may dispose of such asset notwithstanding the foregoing if (A) MAE or such Subsidiary or Controlled Affiliate pays to Insignia an amount (the "Insignia Fee") equal to the excess of 150% of the Annualized Fees over the Insignia Payment, (B) MAE or such Subsidiary or Controlled Affiliate is required, in its good faith determination, to dispose of such asset to fulfill any of its fiduciary duties and MAE or such Subsidiary or Controlled Affiliate pays to Insignia the Net Proceeds realized by MAE or such Subsidiary or Controlled Affiliate as a result of such disposition, or (C) MAE or such Subsidiary or Controlled Affilate is required to make such disposition as a result of any provision in any partnership or other agreement relating to such asset, any vote of partners or stockholders, any foreclosure or similar proceeding, or any order of a court of competent jurisdiction and MAE or such Subsidiary or Controlled Affiliate pays to Insignia the Net Proceeds realized by MAE or such Subsidiary or Controlled Affiliate as a result of such disposition, and (y) MAE and its Subsidiaries and Controlled Affiliates shall not be obligated to pay the Insignia Payment or any of the foregoing payments with respect to the disposition of an asset if (A) neither MAE nor any of its Subsidiaries or Controlled Affiliates controlled the determination to make such disposition and MAE or such Subsidiary or Controlled Affiliate pays to Insignia the Net Proceeds realized by MAE or such Subsidiary or Controlled Affiliate as a result of such disposition, or (B) such disposition does not result in the termination of any Recurring Fee Income (as hereinafter defined) to Insignia with respect to the assets being disposed.

     As used in this Agreement, (I) "Controlled Affiliate" of any person shall mean any Affiliate of such person which is controlled by such person, (II) "Affiliate," "Control," and "Controlled" shall have the meaning ascribed to such terms in Rule 12b-2 promulgated by the Commission under the Securities Exchange Act, (III) "Controlled Properties" shall mean all properties which on the date hereof are, or at any time hereafter and prior to the Termination Date become, and so long as such properties are, owned by any partnership or other entity which is Controlled by MAE or any Subsidiary or Controlled Affiliate, (IV) "Managed Properties" shall mean all properties which on the date hereof are, or at any time hereafter and prior to the Termination Date become, and so long as such properties are, managed by MAE or any Subsidiary or Controlled Affiliate;
(V) "Annualized Fees," with respect to any asset, shall mean the aggregate gross amount of all Recurring Fee Income received by Insignia attributable to such asset during the twelve-month period ending on the last day of the month prior to the month in which a disposition of such asset occurs, provided that if MAE or its subsidiary or Controlled Affiliate has held such asset for less than twelve full calendar months, "Annualized Fees" with respect to such asset shall mean the aggregate amount of all Recurring Fee Income received by Insignia for the full calendar



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Metropolitan Asset Enhancement, L.P.
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August 13, 1993


months in the period ending on the last day of such prior month multiplied by a fraction, the numerator of which is 12 and the denominator of which is the number of such full calendar months; and (VI) "Recurring Fee Income," with respect to any asset, shall mean all fees payable to Insignia for property management, asset management, and other Financial Services, excluding only fees payable to Insignia in connection with specific non-recurring transactions.

     5. In connection with Insignia's activities on MAE's behalf, (i) Insignia will familiarize itself with the business, operations, properties, financial condition, and prospects of MAE, and (ii) MAE will cooperate with Insignia, furnish Insignia with all information and data concerning MAE and other parties as appropriate (the "Information") which Insignia deems appropriate, and provide Insignia with access to MAE's officers, directors, employees, independent accountants, and legal counsel. MAE acknowledges and agrees that Insignia does not assume responsibility for the accuracy or completeness of the Information or any other information regarding MAE or any other person other than Insignia. Any advice rendered by Insignia pursuant to this Agreement may not be disclosed publicly without Insignia's prior written consent, which consent shall not be unreasonably withheld.

     6. MAE shall promptly reimburse Insignia, upon request from time to time, for all pre-approved third party out-of-pocket expenses incurred by Insignia in connection with the matters contemplated by this Agreement.

     7. MAE agrees to indemnify Insignia in accordance with the indemnification provisions (the "Insignia Indemnification Provisions") attached to this Agreement as Exhibit A hereto, which Insignia Indemnification Provisions are incorporated herein and hereby made a part hereof. Insignia agrees to indemnify MAE and its general partner in accordance with the indemnification provisions (the "MAE Indemnification Provisions") attached to this Agreement as Exhibit B hereto, which MAE Indemnification Provisions are incorporated herein and hereby made a part hereof.

     8. This Agreement shall terminate upon April 15, 2018 without liability or continuing obligation except as set forth in the following sentence. This Agreement may be terminated prior to such date by the provision by MAE to Insignia of written notice of such termination in the event that (i) MAE provides Insignia with written notice of any act or failure to take action by Insignia that constitutes "material negligence or willful misconduct" (as hereinafter defined) by Insignia in the performance of its duties hereunder, which written notice shall set forth in reasonable detail such material negligence or willful misconduct, and (ii) such material negligence or willful misconduct either shall continued unremedied for a period of 15 days after Insignia receives such notice or is not capable of being remedied within 15 days after Insignia receives such notice, which earlier termination shall be without continuing liability or obligation except as otherwise set forth in this Section
8. For purposes of this Section 8, "material negligence or willful misconduct" shall mean negligence or wilful



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Metropolitan Asset Enhancement, L.P.
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misconduct that is material to the relationship between MAE and Insignia contemplated by this Agreement, including the engagement of Insignia as manager of all Controlled Properties and Managed Properties, taken as a whole, such that failure to terminate this Agreement would constitute a breach by MAE of its fiduciary duties. Neither termination of this Agreement nor completion of any assignment contemplated hereby shall effect (a) the reimbursement of expenses incurred by Insignia up to the date of termination or completion, as the case may be, (b) the provisions of Sections 6 through 12, inclusive, of this Agreement, or (c) the attached Insignia Indemnification Provisions and MAE Indemnification Provisions which are incorporated by reference herein, all of which shall remain operative and in full force and effect.

     9. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not be effective with respect to any assets acquired by MAE or any of its Subsidiaries or Controlled Affiliates after the date which is the earliest to occur of (a) the date that Andrew L. Farkas is no longer employed by or subject to a legally binding non-competition agreement in favor of Insignia,
(b) the date that neither Andrew L. Farkas nor any of his Affiliates Controls MAE, and (c) the date of termination of this Agreement pursuant to Section 8 (the earliest to occur of such dates being referred to herein as the "Termination Date").

     10. The validity and interpretation of this Agreement shall be governed by the laws of the State of South Carolina applicable to agreements made and to be fully performed therein. MAE irrevocably submits to the jurisdiction and venue of any court of the State of South Carolina or the United States District Court for the State of South Carolina for the purpose of any suit, action, or other proceeding arising out of this Agreement.

     11. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     12. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto and approved by a majority of the Independent Directors.



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Metropolitan Asset Enhancement, L.P.
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     If the foregoing correctly sets forth our Agreement, please execute the enclosed copy of this letter in the space provided and return it to us.


                                      Very truly yours,

                                      INSIGNIA FINANCIAL GROUP, INC.


                                      By:    /s/ WILLIAM N. PAGE
                                          -------------------------
                                      Name:   William N. Page
                                      Title:  President

Confirmed and agreed to as of the date first above written:

METROPOLITAN ASSET ENHANCEMENT, L.P.
By: MAE Parent, Incorporated, General Partner


By:  /s/  ANDREW L. FARKAS
     ----------------------
Name:     Andrew L. Farkas
Title:    President





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Metropolitan Asset Enhancement, L.P.
Page Eight
August 13, 1993



                                    EXHIBIT A

                      INSIGNIA INDEMNIFICATION PROVISIONS

     Metropolitan Asset Enhancement, L.P. ("MAE") agrees to indemnify and hold harmless Insignia Financial Group, Inc. ("Insignia") against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, preparing or defending any such action, suits, proceedings, or investigation (whether or not in connection with litigation in which Insignia is a party), directly or indirectly caused by, relating to, based upon, arising out of, or in connection with Insignia's acting for MAE or any of its Subsidiaries or Controlled Affiliates (as defined in the Agreement hereinafter referred to), including, without limitation, any act or omission by Insignia in connection with its acceptance of or the performance or non-performance of its obligations under the letter agreement, dated August 13, 1993, between Insignia and MAE, as it may be amended, modified, or superseded at any time and from time to time (the "Agreement"); provided, however, that such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense, or disbursement to the extent it is found to have resulted from the negligence or willful misconduct of Insignia.

     These Insignia Indemnification Provisions shall be in addition to any liability which MAE may otherwise have to Insignia or the persons indemnified below in this sentence and shall extend to the following: Insignia, its affiliates other than MAE, and their respective directors, officers, partners, employees, legal counsel, agents, and controlling persons (within the meanings of the federal securities laws). All references to Insignia in these Insignia Indemnification Provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding, or investigation is commenced, as to which Insignia proposes to demand indemnification, it shall notify MAE with reasonable promptness; provided, however, that any failure by Insignia to notify MAE shall not relieve MAE from its obligations hereunder. Insignia shall have the right to retain counsel of its own choice to represent it, and MAE shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with MAE and any counsel designated by MAE. MAE shall be liable for any settlement of any claim against Insignia made with MAE's written consent. MAE shall not, without the prior written consent of Insignia, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to Insignia of an unconditional release from all liability in respect of such claim.



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Metropolitan Asset Enhancement, L.P.
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     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Insignia Indemnification Provisions is made but is found in a judgment by a court of competent jurisdiction that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then MAE, on the one hand, and Insignia, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by MAE, on the one hand, and Insignia, on the other hand, in connection with the statements, acts, or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Insignia shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Insignia pursuant to the Agreement.

     Neither termination nor completion of the engagement of Insignia referred to above shall affect these Insignia Indemnification Provisions which shall then remain operative and in full force and effect.



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                         MAE INDEMNIFICATION PROVISIONS

     Insignia Financial Group, Inc. ("Insignia") agrees to indemnify and hold harmless Metropolitan Asset Enhancement, L.P. ("MAE") against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, preparing or defending any such action, suits, proceeding, or investigation (whether or not in connection with litigation in which MAE is a party), directly or indirectly caused by, relating to, based upon, arising out of, or in connection with Insignia's acting for MAE or any of its Subsidiaries or Controlled Affiliates (as defined in the Agreement hereinafter referred to), including, without limitation, any act or omission by Insignia, to the extent that any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense, or disbursement resulted from the negligence or willful misconduct of Insignia in connection with its acceptance of or the performance or non-performance of its obligations under the letter agreement, dated August 13, 1993, between Insignia Financial Group, Inc. and Metropolitan Asset Enhancement, L.P., as it may be amended, modified, or superseded at any time and from time to time (the "Agreement").

     These MAE Indemnification Provisions shall be in addition to any liability which Insignia may otherwise have to MAE or the persons indemnified below in this sentence and shall extend to the following: MAE, its affiliates other than Insignia and its Subsidiaries, their respective directors, officers, partners, employees, legal counsel, agents, and controlling persons (within the meanings of the federal securities laws). All references to Isignia in these MAE Indemnification Provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding, or investigation is commenced, as to which MAE proposes to demand indemnification, it shall notify Insignia with reasonable promptness; provided, however, that any failure by MAE to notify Insignia shall not relieve Insignia from its obligations hereunder. MAE shall have the right to retain counsel of its own choice to represent it, and Insignia shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Insignia and any counsel designated by Insignia. Insignia shall be liable for any settlement of any claim against MAE made with Insignia's written consent. Insignia shall not, without the prior written consent of MAE, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereto, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to MAE of an unconditional release from all liability in respect of such claim.